Exhibit 99.1
Smith Douglas Homes Reports Third Quarter 2026 Results
ATLANTA, November 4, 2026 (Business Wire) – Smith Douglas Homes Corp. (NYSE: SDHC) (“Smith Douglas” or the “Company”) today announced third quarter results for the three and nine months ended September 30, 2026.
Q3 2026 Results as compared to Q3 2025:
•Home closings increased 5% to 831
•Home closing revenue increased 0.2% to $262.5 million
•Home closing gross margin of 16.3% compared to 21.0%
•Net new home orders increased 13% to 777
•Backlog homes increased 25% to 947
•Pretax income of $3.3 million compared to $17.2 million
•Earnings of $0.07 per diluted share compared to $0.24
•Debt-to-book capitalization of 18.8% compared to 9.0% at December 31, 2025
•Active community count increased 15% to 113 at quarter end
•Total controlled lots increased 2% to 24,724
•Repurchased 28,370 shares of Class A common stock for $0.3 million

“We continued to execute with discipline during the third quarter despite increasingly challenging housing market conditions,” said Greg Bennett, Chief Executive Officer and Vice Chairman of Smith Douglas Homes. “Higher mortgage rates and affordability pressures have weighed on buyer demand and profitability, but our teams remain focused on things we can control with respect to managing costs, building efficiently, and maintaining a steady absorption pace. We believe our differentiated operating model and commitment to providing affordable, quality homes position us well to navigate the current environment.”

Mr. Bennett continued, “While we expect market conditions to remain challenging in the near term, we remain confident in the long-term demand for affordable housing. Our priorities continue to be running an efficient homebuilding operation and preserving our financial strength while remaining prepared to take advantage of opportunities as conditions improve.”

“Our disciplined approach to capital allocation and land investment remains particularly important in today’s operating environment,” said Russ Devendorf, Executive Vice President and Chief Financial Officer. “Our land-light operating model, efficient construction cycle times, and conservative balance sheet provide us with the flexibility to manage through periods of weaker demand without compromising our long-term objectives. We remain focused on preserving liquidity, managing inventory, and generating attractive returns on invested capital, while positioning Smith Douglas to emerge from this challenging period in a strong competitive position.”

Conference Call & Webcast Information
Management will host a conference call to discuss the Company’s results at 8:30 a.m. Eastern Time on November 4, 2026. Interested parties can dial in using the numbers below or access the call via a webcast link provided in the investor relations section of the Company’s website.
To join with dial-in:
Local: (+1) 585-542-9983
Toll Free: (+1) 833-461-5787
Conference ID: 245281666

A replay of the call will be available on the Company’s website shortly after the call concludes.
About Smith Douglas Homes
Headquartered in Woodstock, Georgia, Smith Douglas Homes completed its initial public offering in January 2024. Since its inception, Smith Douglas has been entrusted by over 20,000 families to fulfill their new home dreams. Ranked a top 50 builder nationally for several years and with 2,908 closings in 2025, Smith Douglas currently holds the #33 position on the Builder Magazine Top 100 list. The Smith Douglas communities are primarily targeted to entry-level and empty-nest homebuyers looking to purchase a new home priced below the Federal Housing Administration loan limit in the metro areas of Atlanta, Birmingham, Central Georgia, Charlotte, Chattanooga, Dallas-Fort Worth, Greenville, Houston, Huntsville, Nashville, Raleigh, and the Alabama Gulf Coast. Smith Douglas offers its homebuyers a personalized, affordable buying experience at attractive prices, delivering exceptional value and quality.
Investor Relations
Joe Thomas
investors@smithdouglas.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s performance, growth, strategic plans and opportunities, financial position, ability to navigate the changing homebuilding landscape in the macroeconomic environment, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on management’s current estimates and expectations. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Smith Douglas Homes
Condensed Consolidated Statements of Income
(Unaudited, in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Home closing revenue	$262,509	$262,041	$741,979	$710,687
Cost of home closings	219,791	207,071	610,889	550,248
Home closing gross profit	42,718	54,970	131,090	160,439

Selling, general and administrative costs	40,380	36,088	118,206	103,789
Equity in income from unconsolidated entities	(791)	(640)	(2,104)	(1,457)
Interest expense	66	898	1,554	2,336
Other (income) expense, net	(247)	1,388	3,941	1,789
Income before income taxes	3,310	17,236	9,493	53,982
Provision for income taxes	279	1,021	632	2,622
Net income	3,031	16,215	8,861	51,360
Net income attributable to non-controlling interests	2,454	14,089	7,473	44,186
Net income attributable to Smith Douglas Homes Corp.	$577	$2,126	$1,388	$7,174

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Earnings per share:
Basic	$0.07	$0.24	$0.16	$0.80
Diluted	$0.07	$0.24	$0.16	$0.78
Weighted average shares of common stock outstanding:
Basic	8,387,619	9,017,398	8,593,432	8,994,810
Diluted	8,387,619	9,056,364	8,593,432	9,192,482

Smith Douglas Homes
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Cash and cash equivalents	$5,922	$12,741
Real estate inventory	386,530	298,637
Deposits on real estate under option or contract	140,591	138,763
Real estate not owned	14,535	28,051
Property and equipment, net	8,724	9,720
Goodwill	25,726	25,726
Deferred tax asset, net	9,687	9,666
Other assets	42,129	34,289
Total assets	$633,844	$557,593
Liabilities and Equity
Liabilities:
Accounts payable	$37,880	$1,938
Customer deposits	7,534	3,108
Notes payable	101,420	44,075
Liabilities related to real estate not owned	14,535	28,051
Accrued expenses and other liabilities	26,362	26,428
Tax receivable agreement liability	9,382	9,857
Total liabilities	197,113	113,457
Commitments and contingencies (Note 9)
Equity:
Preferred stock, $0.0001 par value – 10,000,000 shares authorized; none issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.0001 par value – 250,000,000 shares authorized; 9,109,212 and 9,017,708 shares issued; 8,364,617 and 9,017,708 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	1	1
Class B common stock, $0.0001 par value – 100,000,000 shares authorized; 42,435,897 shares issued and outstanding as of September 30, 2026 and December 31, 2025	4	4
Additional paid-in capital	63,616	60,610
Retained earnings	27,501	26,113
Treasury stock, at cost	(9,815)	—
Total stockholders’ equity attributable to Smith Douglas Homes Corp.	81,307	86,728
Non-controlling interests attributable to Smith Douglas Holdings LLC	355,424	357,408
Total equity	436,731	444,136
Total liabilities and equity	$633,844	$557,593

Smith Douglas Homes
Summary Cash Flow Information
(Unaudited, dollars in thousands)

Nine months ended September 30,	2026	2025
Net cash used in operating activities	$(28,486)	$(41,094)
Net cash used in investing activities	(903)	(5,573)
Net cash provided by financing activities	22,570	39,079
Net decrease in cash and cash equivalents	(6,819)	(7,588)
Cash and cash equivalents, beginning of period	12,741	22,363
Cash and cash equivalents, end of period	$5,922	$14,775
Smith Douglas Homes
Selected Other Operating Data
(Unaudited, dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Home closings	831	788	2,294	2,128
ASP of homes closed	$316	$333	$323	$334
Net new home orders	777	690	2,728	2,194
Contract value of net new home orders	$246,096	$231,818	$881,401	$737,957
ASP of net new home orders	$317	$336	$323	$336
Cancellation rate(1)	11.3%	11.2%	11.1%	9.7%
Backlog homes (period end)(2)	947	760	947	760
Contract value of backlog homes (period end)	$305,266	$258,732	$305,266	$258,732
ASP of backlog homes (period end)	$322	$340	$322	$340
Active communities (period end)(3)	113	98	113	98
Controlled lots (period end):
Homes under construction	1,514	1,098	1,514	1,098
Owned lots	517	641	517	641
Optioned lots	22,693	22,561	22,693	22,561
Total controlled lots	24,724	24,300	24,724	24,300
(1)The cancellation rate is the total number of cancellations during the period divided by the total gross new home orders during the period.
(2)Backlog homes (period end) is the number of homes in backlog from the previous period plus the number of net new home orders generated during the current period minus the number of homes closed during the current period.
(3)A community becomes active once the model is completed or the community has its first sale. A community becomes inactive when it has fewer than two homes remaining to sell.

Smith Douglas Homes
Selected Financial Information by Segment
(Unaudited, dollars in thousands)
Home Closing Revenue

Three months ended September 30,	2026			2025			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast	$163,178	505	$323	$166,625	493	$338	(2)%	2%	(4)%
Central	99,331	326	305	95,416	295	323	4%	11%	(6)%
Total	$262,509	831	$316	$262,041	788	$333	—%	5%	(5)%

Nine months ended September 30,	2026			2025			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast	$453,251	1,372	$330	$446,110	1,292	$345	2%	6%	(4)%
Central	288,728	922	313	264,577	836	316	9%	10%	(1)%
Total	$741,979	2,294	$323	$710,687	2,128	$334	4%	8%	(3)%
Backlog

As of September 30,	2026			2025			Period over period change
	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes
Southeast	622	$201,644	$324	430	$151,463	$352	45%	33%	(8)%
Central	325	103,622	319	330	107,269	325	(2)%	(3)%	(2)%
Total	947	$305,266	$322	760	$258,732	$340	25%	18%	(5)%
Controlled Lots

As of September 30,	2026			2025			Period over period change
	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled
Southeast	1,124	14,632	15,756	961	15,039	16,000	17%	(3)%	(2)%
Central	907	8,061	8,968	778	7,522	8,300	17%	7%	8%
Total	2,031	22,693	24,724	1,739	22,561	24,300	17%	1%	2%
(1)Includes homes under construction and owned lots.

Net Income

	Three months ended September 30,			Nine months ended September 30,
	2026	2025	Period over period change	2026	2025	Period over period change
Southeast	$12,073	$20,854	$(8,781)	$35,127	$66,700	$(31,573)
Central	3,083	5,393	(2,310)	14,384	18,748	(4,364)
Segment total	15,156	26,247	(11,091)	49,511	85,448	(35,937)
Other(1)	(12,125)	(10,032)	(2,093)	(40,650)	(34,088)	(6,562)
Total	$3,031	$16,215	$(13,184)	$8,861	$51,360	$(42,499)
(1)Other primarily includes homebuilding operations in non-reportable segments, corporate overhead costs, such as payroll and benefits, business insurance, information technology, office costs, outside professional services and travel costs, and certain other amounts that are not allocated to the reportable segments.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes net debt-to-net book capitalization and adjusted net income.
Net debt-to-net book capitalization
Net debt-to-net book capitalization is a supplemental measure of our leverage that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to debt-to-book capitalization or any other measure derived in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of net debt-to-net book capitalization may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate this non-GAAP financial measure in the same manner. We present this non-GAAP financial measure because we consider it to be an important supplemental measure of our leverage and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

We define net debt-to-net book capitalization as:
•Total debt, less cash and cash equivalents, divided by
•Total debt, less cash and cash equivalents, plus equity.
This non-GAAP financial measure has limitations as an analytical tool in that it subtracts cash and cash equivalents and therefore may imply that the Company has less debt than the most comparable measure determined in accordance with GAAP. Because of this limitation, this non-GAAP financial measure should be considered along with other financial measures presented in accordance with GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in the following table:

As of (in thousands, except percentages)	September 30, 2026	December 31, 2025
Notes payable	$101,420	$44,075
Equity	436,731	444,136
Total capitalization	$538,151	$488,211
Debt-to-book capitalization	18.8%	9.0%
Notes payable	$101,420	$44,075
Less: cash and cash equivalents	5,922	12,741
Net debt	95,498	31,334
Equity	436,731	444,136
Total net capitalization	$532,229	$475,470
Net debt-to-net book capitalization	17.9%	6.6%
Adjusted net income
Adjusted net income is not a measure of net income or net income margin as determined by GAAP. Adjusted net income is a supplemental non-GAAP financial measure used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted net income as net income adjusted for the tax impact using an applicable federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).
Management believes adjusted net income is useful because it allows management to more effectively evaluate our operating performance and comparability to industry peers who record income tax expense on their income before tax as opposed to the income of Smith Douglas Holdings LLC not being taxed at the entity level and, therefore, not reflecting a charge against earnings for income tax expense. Adjusted net income should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computation of adjusted net income may not be comparable to adjusted net income of other companies. We present adjusted net income because we believe it provides useful information regarding our comparability to peers.
The following table presents a reconciliation of adjusted net income to the GAAP financial measure of net income for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income	$3,031	$16,215	$8,861	$51,360
Provision for income taxes	279	1,021	632	2,622
Income before income taxes	3,310	17,236	9,493	53,982
Tax-effected adjustments(1)	901	4,240	2,583	13,280
Adjusted net income	$2,409	$12,996	$6,910	$40,702
(1)For the three and nine months ended September 30, 2026 and 2025, our tax expenses assume a 27.2% and 24.6% federal and state blended tax rate, respectively, (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).